UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

IMMTECH PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14907	39-1523370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 791-2911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 12, 2009, Immtech Hong Kong Limited (“Immtech HK”) and Super Insight Limited (“Super Insight”) (collectively, the “Vendors”), Immtech Life Science Limited (“Immtech Life”) and Chen Jian Yuan (the “Purchaser”) entered into a Sale and Purchase Agreement (the “Agreement”), pursuant to which the Purchaser purchased all of the issued share capital of Immtech Life, a subsidiary wholly owned indirectly by Immtech Pharmaceuticals, Inc. (the “Company”).

Under the terms of the Agreement, (i) the Vendors have agreed to sell and Purchaser has agreed to purchase 100 issued ordinary shares of Immtech Life (the “Sale Shares”) and (ii) Super Insight has agreed to assign the shareholder’s loan due from Immtech Life to Super Insight (the “Shareholder’s Loan”) to the Purchaser. The total consideration for the Sale Shares and the Shareholder’s Loan is $2,000,000. The Vendors received the initial payment of $600,000 on January 12, 2009. The remaining $1,400,000 will be paid on or before March 19, 2009.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On January 12, 2009, the Company sold all of the issued share capital of Immtech Life, a subsidiary wholly owned indirectly by the Company, to the Purchaser pursuant to the Agreement. The assets of Immtech Life consisted solely of two floors of a building and the land use rights to such property in the Futian Free Trade Zone in Shenzhen, People’s Republic of China.

The total consideration for the Sale Shares and the Shareholder’s Loan is $2,000,000. The Vendors received the initial payment of $600,000 on January 12, 2009. The remaining $1,400,000 will be paid on or before March 19, 2009.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

No.	Exhibit
99.1	Sale and Purchase Agreement, dated January 12, 2009, among Super Insight Limited, Immtech Hong Kong Limited, Chen Jian Yuan, and Immtech Life Science Limited.

99.2	Press release, dated January 16, 2009, announcing the sale of Sale Shares of Immtech Life Science Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2009

IMMTECH PHARMACEUTICALS, INC.

/s/ Eric L. Sorkin
Eric L. Sorkin
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Exhibit
99.1	Sale and Purchase Agreement, dated January 12, 2009, among Super Insight Limited, Immtech Hong Kong Limited, Chen Jian Yuan, and Immtech Life Science Limited.

99.2	Press release, dated January 16, 2009, announcing the sale of Sale Shares of Immtech Life Science Limited.